UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

Fat Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40755	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

27 Bukit Manis Road Singapore, 099892

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (65) 8590-2056

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one Redeemable Warrant	FATPU	The Nasdaq Stock Market LLC
Class A Ordinary Share, $0.0001 par value per share	FATP	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	FATPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Note of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Reference is made to the Form 12b-25 and Form 12b-25/A filed by Fat Projects Acquisition Corp (the “Company”) with the Commission on March 30, 2022, and April 15, 2022. As a result of its delay in filing the Form 10-K, the Company anticipates receiving notice of non-compliance from Nasdaq regarding the Company’s non-compliance with Nasdaq Marketplace Rule 5250(c)(1). Upon receiving the anticipated notice from Nasdaq, the Company has a period of 60 days from the notice date to submit a plan to regain compliance with the Nasdaq Listing Rules. The Company shall advise Nasdaq that it anticipates filing the Form 10-K within such 60-day period.

Item 7.01.	Regulation FD Disclosure.

Reference is made to the Notification of Late Filing on Form 12b-25 filed by the Company with the Commission on March 30, 2022 (the “Original Form 12b-25”) and amended on April 15, 2022, reporting that it required additional time to complete its Annual Report on Form 10-K for the period ended December 31, 2021 (the “2021 Form 10-K”). Although the Company has dedicated significant resources to the completion of finalizing its audited consolidated financial statements and related disclosures for inclusion in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, the Company is unable to file its Annual Report on Form 10-K for the period ending December 31, 2021 (the "Form 10-K") prior to April 15, 2022, the extension period provided by the Original Form 12b-25. Additional time is needed by the Company to complete its review of the financial statements included in the Form 10-K in order to ensure a complete, accurate Annual Report. The delay is due primarily to additional information and investigation needed in relation to the Company's financial statements to complete the audit. The Company is working diligently to complete the audit and expects to file the Form 10-K not later than April 29, 2022.

In the course of its audit, the Company identified material weaknesses around the ineffective supervision and review of financial reporting controls associated with the preparation of the financial statements and disclosures, and the recording and reimbursement of amounts advanced to it, or paid on its behalf by, an affiliate of its Sponsor during its initial public offering process, as well as the payment of certain contractual amounts it is permitted to pay to its Sponsor. The fact that it was making these payments to the affiliate of its Sponsor, as opposed to its Sponsor, was fully disclosed in its Prospectus dated October 12, 2021. This further determination and related work and procedures resulted in the Company requiring additional time beyond the 15-day period provided by Rule 12b-25 to complete and file the Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated April 15, 2022
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAT PROJECTS ACQUISITION CORP

Date: April 15, 2022	By:	/s/ David Andrada
David Andrada
Co-Chief Executive Officer and Chief Financial Officer